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                                                                    EXHIBIT 23.2



                        INDEPENDENT AUDITORS' CONSENT



We hereby consent to the use of our report dated January 29, 1998, on the consolidated financial statements of Community Central Bank Corporation for the period ended December 31, 1997, to be included within the Registration Statement on SB-2 and the Prospectus of Community Central Bank Corporation. We also consent to the use of our name as "Experts" in the Prospectus.







/s/ Plante & Moran, LLP

Plante & Moran, LLP
Bloomfield Hills, Michigan
August 5, 1998